EXHIBIT 99.3

THE LACLEDE GROUP, INC.

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

The following Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”) give effect to the proposed acquisition by The Laclede Group, Inc. (“Laclede” or “the Company”) of Alabama Gas Corporation (“Alagasco”) and the corresponding common stock and equity unit offerings reflected in the preliminary prospectus supplement filed by Laclede on June 3, 2014. Effective September 1, 2013, Laclede purchased the assets and liabilities of Missouri Gas Energy (“MGE”). The pro forma financial statements for the year ended September 30, 2013 give effect to the MGE acquisition as though it occurred on October 1, 2012 in addition to the acquisition of Alagasco. The pro forma financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of these pro forma financial statements.

The pro forma financial statements have been derived from:

•	the audited consolidated financial statements of The Laclede Group, Inc. as of and for the year ended September 30, 2013 included in The Laclede Group, Inc.’s Form 10-K/A for the fiscal year then ended;

•	the audited financial statements of Alagasco as of and for the year ended December 31, 2013;

•	the financial statements of MGE for the nine months ended June 30, 2013 (unaudited);

•	the financial statements of MGE for the two months ended August 31, 2013 (unaudited);

•	the consolidated financial statements of The Laclede Group, Inc. as of and for the six months ended March 31, 2014 (unaudited) included in The Laclede Group, Inc.’s Form 10-Q/A for the quarterly period ended March 31, 2014; and

•	the financial statements of Alagasco as of and for the six months ended March 31, 2014 (unaudited).

Laclede’s acquisition of Alagasco (the “Alagasco acquisition”) will be accounted for in accordance with the acquisition method of accounting and the regulations of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Condensed Statements of Income (“pro forma statements of income”) for the year ended September 30, 2013 and six months ended March 31, 2014 give effect to the Alagasco acquisition as if it were completed on October 1, 2012.

Laclede completed the MGE acquisition on September 1, 2013. The results of Laclede for the year ended September 30, 2013 include the results of MGE for the one month period then ended. The pro forma statement of income for the year ending September 30, 2013 gives effect to the MGE acquisition as if it were completed on October 1, 2012 and is derived from the financial information denoted above. The pro forma adjustments relating to MGE are derived from the financial statements of MGE for the two months ended August 31, 2013. Additionally, the pro forma adjustments reflect the additional incremental shares and additional incremental interest expense for the equity and debt offerings completed during 2013 to be reflected as if the offerings were both completed on October 1, 2012. These unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

Laclede’s fiscal year ends on September 30 whereas Alagasco’s fiscal year ends on December 31. Due to this difference the unaudited pro forma combined condensed statement of income for the six months ended March 31, 2014 are based on the historical financial information of Alagasco recast to match the accounting periods to those of Laclede.

The Alagasco historical information included in the unaudited pro forma combined condensed statement of income for the six months ended March 31, 2014 was derived by adding Alagasco’s unaudited condensed statement of income for the three months ended March 31, 2014 and audited statement of income for the twelve months ended December 31, 2013 and then subtracting its unaudited condensed statement of income for the nine months ended September 30, 2013.

Additional financial information about Alagasco’s results for the three months ended December 31, 2013 is included in the accompanying Notes.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	directly attributable to the Alagasco acquisition;

•	factually supportable; and

•	with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Laclede and Alagasco.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Alagasco acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact Laclede’s financial results. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the Alagasco acquisition that have been incurred by Laclede and are included in its historical financial statements.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared in advance of the close of the Alagasco acquisition, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Alagasco acquisition and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the pro forma financial statements. Certain amounts in Alagasco’s historical balance sheets and statements of income have been reclassified to conform to Laclede’s presentation in these pro forma financial statements.

The Laclede Group, Inc. and Alabama Gas Corporation

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

For the Six Months Ended March 31, 2014

(Thousands)

	The Laclede Group, Inc.	Alabama Gas Corporation	Reclassifications	Pro Forma Adjustments Relating to the Alagasco Acquisition	Pro Forma Adjustments Relating to the Financings	Notes	Pro Forma Combined

Operating Revenues:
Gas Utility	$1,069,608	$406,671	$—				$1,476,279
Gas Marketing and Other	93,505	—	—				93,505

Total Operating Revenues	1,163,113	406,671	—	—	—		1,569,784

Operating Expenses:
Gas Utility
Natural and propane gas	647,145	180,121	—				827,266
Other operation and maintenance	134,331	71,690	—				206,021
Depreciation and amortization	40,144	22,567	—				62,711
Taxes, other than income taxes	70,328	63,425	(38,283)			D	95,470

Total Gas Utility Operating Expenses	891,948	337,803	(38,283)	—	—		1,191,468
Gas Marketing and Other	121,083	—	—	(1,849)		A	119,234

Total Operating Expenses	1,013,031	337,803	(38,283)	(1,849)	—		1,310,702

Operating Income	150,082	68,868	38,283	1,849	—		259,082

Other Income and (Income Deductions) - Net	1,401	1,883	—				3,284
Interest Charges	19,833	7,881	—	—	26,562	B, C	54,276

Income (Loss) Before Income Taxes	131,650	62,870	38,283	1,849	(26,562)		208,090
Income Tax Expense (Benefit)	43,839	—	38,283	699	(10,040)	D	72,781

Net Income (Loss)	$87,811	$62,870	$—	$1,150	$(16,522)		$135,309

Weighted Average Number of Common Shares Outstanding:
Basic	32,593				9,000		41,593
Diluted	32,652				9,000		41,652

Basic Earnings per Share of Common Stock	$2.68						$3.26
Diluted Earnings per Share of Common Stock	$2.68						$3.26

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

The Laclede Group, Inc. and Alabama Gas Corporation

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of March 31, 2014

(Thousands)

	The Laclede Group, Inc.	Alabama Gas Corporation	Pro Forma Adjustments Relating to the Alagasco Acquisition	Pro Forma Adjustments Relating to the Financings	Notes	Pro Forma Combined
ASSETS
Utility Plant	$2,325,358	$1,503,696				$3,829,054
Less: Accumulated depreciation and amortization	522,408	615,519				1,137,927

Net Utility Plant	1,802,950	888,177	—	—		2,691,127

Goodwill	216,370	—	746,338		E	962,708
Other Property and Investments	67,770	40	—	—		67,810

Current Assets:
Cash and cash equivalents	10,931	34,069	(1,357,241)	1,342,092	F, J	29,851
Accounts receivable
Utility	275,688	109,601				385,289
Non-utility	103,272					103,272
Other	14,579	5,104				19,683
Affiliated companies	—	3,967				3,967
Allowance for doubtful accounts	(10,549)	(5,000)				(15,549)
Delayed customer billings	29,667	—				29,667
Inventories
Natural gas stored underground	67,798	20,825				88,623
Propane gas	6,633	—				6,633
Materials and supplies at average cost	8,408	5,188				13,596
Natural gas receivable	3,233	—				3,233
Derivative instrument assets	13,560	—				13,560
Unamortized purchased gas adjustments	1,631					1,631
Deferred income taxes	5,871	19,820	(19,820)		N	5,871
Prepayments and other	10,909	5,051				15,960

Total Current Assets	541,631	198,625	(1,377,061)	1,342,092		705,287

Deferred Charges:
Regulatory Assets	537,398	82,570				619,968
Other	14,352	43,930		11,422	H, J	69,704

Total Deferred Charges	551,750	126,500	—	11,422		689,672

Total Assets	$3,180,471	$1,213,342	$(630,723)	$1,353,514		$5,116,604

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$1,106,622	$416,813	$(424,054)	$384,709	K, L, G, I	$1,484,090
Long-term debt (less current portion)	832,817	249,895		125,000	H	1,207,712

Total Capitalization	1,939,439	666,708	(424,054)	509,709		2,691,802

Current Liabilities:
Notes payable	36,000	—		825,780	M	861,780
Accounts payable	215,085	52,938				268,023
Wages and compensation accrued	21,839	6,343				28,182
Customer deposits	15,588	21,654				37,242
Amounts due customers	—	6,397				6,397
Taxes accrued	71,442	47,247				118,689
Regulatory liabilities	—	80,698				80,698
Accrued liabilities and other	40,010	10,155				50,165

Total Current Liabilities	399,964	225,432	—	825,780		1,451,176

Deferred Credits and Other Liabilities:
Deferred Income Taxes	392,461	206,669	(206,669)		N	392,461
Unamortized investment tax creits	2,794					2,794
Pension and postretirement benefit costs	223,970	19,982				243,952
Regulatory liabilities	102,407	83,240				185,647
Asset retirement obligations and other	119,436	11,311		18,025	H	148,772

Total Deferred Credits and Other Liabilities	841,068	321,202	(206,669)	18,025		973,626

Total Capitalization and Liabilities	$3,180,471	$1,213,342	$(630,723)	$1,353,514		$5,116,604

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

The Laclede Group, Inc. and Alabama Gas Corporation

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

For the Year Ended September 30, 2013

(Thousands)

	The Laclede Group, Inc. 9/30/2013	Missouri Gas Energy 9 Months Ended 6/30/2013	Pro Forma Adjustments Relating to Missouri Gas Energy	The Laclede Group, Inc. As Adjusted 9/30/2013	Alabama Gas Corporation 12/31/2013	Reclassifications		Pro Forma Adjustments Relating to the Alagasco Acquisition	Pro Forma Adjustments Relating to the Financings	Notes	Pro Forma Combined

Operating Revenues:
Gas Utility	$847,224	$446,017	$45,106	$1,338,347	$533,338	$					$1,871,685
Gas Marketing and Other	169,795	10,036	—	179,831	—						179,831

Total Operating Revenues	1,017,019	456,053	45,106	1,518,178	533,338		—	—	—		2,051,516

Operating Expenses:
Gas Utility
Natural and propane gas	433,442	272,259	10,640	716,341	215,455						931,796
Other operation and maintenance	180,342	82,465	19,901	282,708	143,138						425,846
Depreciation and amortization	48,283	22,709	5,082	76,074	43,907						119,981
Taxes, other than income taxes	60,079	36,223	4,469	100,771	71,757		(34,687)			R	137,841

Total Gas Utility Operating Expense	722,146	413,656	40,092	1,175,894	474,257		(34,687)	—	—		1,615,464
Gas Marketing and Other	198,379	—	—	198,379	—						198,379

Total Operating Expenses	920,525	413,656	40,092	1,374,273	474,257		(34,687)	—	—		1,813,843

Operating Income	96,494	42,397	5,014	143,905	59,081		34,687	—	—		237,673

Other Income and (Income Deductions) - Net	2,444	122	3	2,569	13,967						16,536
Interest Charges	28,602	(245)	13,389	41,746	15,649				45,298	O, P, Q	102,693

Income (Loss) Before Income Taxes	70,336	42,764	(8,372)	104,728	57,399		34,687	—	(45,298)		151,516
Income Tax Expense (Benefit)	17,578	17,581	(3,165)	31,994	—		34,687		(17,123)	R	49,558

Net Income (Loss)	$52,758	$25,183	$(5,207)	$72,734	$57,399		$—	$—	$(28,175)		$101,958

Weighted Average Number of Common Shares Outstanding:
Basic	25,875		6,579	32,454					9,000		41,454
Diluted	25,952		6,579	32,531					9,000		41,531

Basic Earnings per Share of Common Stock	$2.03			$2.24							$2.50
Diluted Earnings per Share of Common Stock	$2.02			$2.23							$2.49

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Description of the Transaction

On April 5, 2014, The Laclede Group, Inc. (“Laclede”), entered into a definitive agreement to acquire from Energen Corporation (“Energen”) all of the outstanding shares of stock (the “Alagasco Transaction”) of Alabama Gas Corporation (“Alagasco”). The Alagasco Transaction will be effected pursuant to a stock purchase agreement among Laclede, Energen and Alagasco (the “Acquisition Agreement”). The consideration for the Alagasco Transaction is $1.6 billion, including the assumption of approximately $250 million of long-term debt. Laclede has agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to treat the Alagasco Transaction as a deemed purchase and sale of assets for tax purposes. The consideration will be subject to customary post-closing adjustments for cash, indebtedness and working capital. Following completion of the Alagasco Transaction, Alagasco will be a wholly-owned subsidiary of Laclede.

The Alagasco Transaction is contingent upon regulatory approvals from public utility regulators in Alabama. The final approval of Alabama regulators is anticipated before the end of the fourth quarter of fiscal year 2014.

The Alagasco Transaction is subject to customary closing adjustments. As detailed in the Alagasco stock purchase agreement, the Alagasco purchase price will be adjusted based upon Alagasco’s working capital on the closing date. This purchase price adjustment is to be determined and agreed to after closing, subject to a review period. Accordingly, no purchase price adjustment has been reflected in these pro forma financial statements.

2. Financing of the Transaction

These pro forma financial statements reflect Laclede’s planned acquisition of Alagasco through a combination of the issuance of 9.0 million shares of common stock, the issuance of $125.0 million of Corporate Units, short-term borrowings and available cash. Laclede intends to issue $675 million of long-term debt subsequent to the equity offering to be used to complete the planned acquisition of Alagasco in place of the short-term borrowings. However, as Laclede does not have a firmly committed agreement related to its long-term debt issuance, the pro forma financial statements reflect the issuance of bridge financing under its fully committed bridge facility rather than permanent long-term debt financing. All associated fees related to the bridge financing have been reflected on a pro rata basis for the periods presented.

Each Corporate Unit initially consists of a contract to purchase Laclede’s common stock in the future and a 1/20 undivided beneficial ownership interest in $1,000 principal amount of Laclede’s remarketable subordinated notes (“RSN”) due 2022. The Corporate Units will be accounted for as two units based on their relative fair values. The stock purchase contracts will be classified as equity and the RSNs will be classified as long-term debt in Laclede’s financial statements. The stock purchase contracts obligate the holders to purchase shares of Laclede’s common stock at a future settlement date prior to the RSN maturity date. The RSNs are pledged as collateral to secure the purchase of common stock under the stock purchase contracts. Laclede will make periodic interest payments on the RSNs and contract adjustment payments on the stock purchase contracts at a stated interest rate of 2% and 5%, respectively.

3. Adjustments to Pro Forma Financial Statements

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	directly attributable to the Alagasco acquisition;

•	factually supportable; and

•	with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Laclede and Alagasco.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Alagasco acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the Alagasco acquisition is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the Alagasco acquisition that have been incurred by Laclede and are included in its historical financial statements.

The historical financial information has also been adjusted in the pro forma financial statements to give effect to Laclede’s previously consummated acquisition of Missouri Gas Energy which was completed on September 1, 2013 to reflect a full year of operations and give effect to the related debt and equity transactions completed during fiscal year 2013 related to the financing of the acquisition of MGE as if they were completed on October 1, 2012. The Laclede historical financial information for the fiscal year ending September 30, 2013 reflects the one month period from September 1, 2013 through September 30, 2013.

The pro forma adjustments included in the pro forma financial statements are as follows:

Unaudited Pro Forma Combined Condensed Statement of Income for the Six Months Ended March 31, 2014

(A)	Reflects adjustment to remove transaction costs incurred by Laclede through March 31, 2014 directly attributable to the Alagasco Transaction (see note (L)).

(B)	Reflects an increase in interest expense related to the issuance of $825.8 million of bridge financing with an effective interest rate of 5.96%, inclusive of all fees based on the terms of the commitment letter and accompanying term sheet for the bridge financing, and 182 days outstanding. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.5 million for the six-month period.

6 Mos. Ended 3/31/14
Issuance of senior bridge financing	$825,780
Interest rate	5.96%

Pro forma interest expense (182 / 365 days)	$24,537

(C)	Reflects an increase in interest expense related to the issuance of $125.0 million of Corporate Units with an effective interest rate of 2.29%. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.1 million for the six-month period.

6 Mos. Ended 3/31/14
Issuance of Corporate Units	$125,000
Interest rate	2.29%

Pro forma interest expense (182 / 365 days)	1,430
Amortization of deferred financing costs	595

Total pro forma interest expense	$2,025

(D)	Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 37.8% for the period ended March 31, 2014. This estimated tax rate is different from Laclede’s effective tax rate for the period ended March 31, 2014, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. Alagasco historically recorded income taxes as a component of operating expenses. Income tax expense of $38.3 million was reclassified to conform to Laclede’s presentation.

Unaudited Pro Forma Combined Condensed Balance Sheet at March 31, 2014

(E)	Reflects the estimated purchase price (see note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment the Company operates under in Alabama. The following represents the excess of the purchase price over the fair value of the net assets acquired:

Cash purchase price	$1,350,000

Less: book value of Alagasco net assets	(416,813)
Pro forma adjustment to deferred income tax liabilities, net (see Note N)	(186,849)

Pro forma adjustment to goodwill	$746,338

(F)	Reflects the net change to cash if the acquisition had occurred on March 31, 2014

Purchase price	$(1,350,000)

Transaction expenses, net of tax benefit received (see Note L)	(7,241)

Net cash used	$(1,357,241)

The pro forma adjustment to cash and cash equivalents at March 31, 2014 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(G)	Reflects the issuance of common stock of $420.1 million based on the May 30, 2014 closing price of $46.68 per share, less equity issuance costs of $16.5 million. A $1.00 per share increase (decrease) in the assumed offering price of $46.68 per share would increase (decrease) the net proceeds to the Company by $8.7 million. The proceeds will be utilized to pay for the Alagasco acquisition.

Assumed equity proceeds	$420,120

Equity issuance costs	(16,549)

Net equity proceeds	$403,571

(H)	Reflects the issuance of $125.0 million of Corporate Units and the $18.0 million present value of the forward contract payments, a non-current liability. Total estimated transaction costs related to the issuance of the Corporate Units are anticipated to be $4.4 million, of which $3.6 million will be capitalized as deferred financing costs and $0.8 million will be accounted for as a reduction of common stock equity. The proceeds will be utilized to pay for the Alagasco acquisition.

(I)	Reflects the net change to common stock equity for the issuance of common stock and Corporate Units.

Net assumed equity proceeds (see Note G)	$403,571

Present value of forward contract payments	(18,025)
Corporate Unit issuance costs	(837)

$384,709

(J)	Reflects total proceeds from the bridge financing, equity and unit mandatory offerings. Total estimated bridge financing fees expected to be incurred are $7.7 million, of which none had been paid during the six months ended March 31, 2014.

Assumed equity proceeds	$420,120

Equity issuance costs	(16,549)

Assumed Corporate Unit proceeds	125,000

Corporate Unit issuance costs	(4,405)

Assumed bridge financing	825,780

Bridge financing costs	(7,854)

$1,342,092

(K)	Reflects the elimination of Alagasco stockholders’ equity accounts of $416.8 million.

(L)	Reflects a reduction in retained earnings, which is a component of total common stock equity, for total estimated remaining acquisition-related expenses of $11.6 million, less the estimated tax benefit received of $4.4 million. During the six months ended March 31, 2014, pre-tax acquisition-related expenses incurred by the Company were $1.8 million (see note (A)).

(M)	Reflects the assumed issuance of bridge financing of $825.8 million.

(N)	Reflects a purchase accounting adjustment to reflect the elimination of Alagasco’s deferred tax assets and liabilities as the acquisition is being treated as an asset purchase under Section 338(h)(10) of the Internal Revenue Code.

Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended September 30, 2013

(O)	On August 13, 2013 Laclede Gas Company issued $450.0 million of first mortgage bonds with an effective interest rate of 3.36%. Proceeds from the issuance of the first mortgage bonds were used to fund the acquisition of Missouri Gas Energy. Interest expense of $1.8 million was recognized in the actual consolidated results of operations of Laclede for the year ending September 30, 2013. The adjustment reflects an increase to interest expense as if the first mortgage bonds had been outstanding on October 1, 2012.

Year ended 9/30/13
Issuance of Series First Mortgage Bonds	$450,000
Interest rate	3.36%

Pro forma interest expense (360 / 360 days)	15,120
Interest expense included in Laclede operations for the period ending September 30, 2013	1,812

Pro forma adjustment to interest expense	$13,308

(P)	Reflects an increase in interest expense related to the assumed issuance of $825.8 million of bridge financing with an effective interest rate of 5.01%, inclusive of all fees based on the terms of the commitment letter and accompanying term sheet for the bridge financing, and a 364 day maturity. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $1.0 million for the twelve-month period.

Year ended 9/30/13
Issuance of senior bridge financing	$825,780
Interest rate	5.01%

Pro forma interest expense (364 / 365 days)	$41,249

(Q)	Reflects an increase in interest expense related to the issuance of $125.0 million of Corporate Units with an effective interest rate of 2.29%. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.2 million for the twelve-month period.

Year ended 9/30/13
Issuance of Corporate Units	$125,000
Interest rate	2.29%

Pro forma interest expense (365 / 365 days)	2,860
Amortization of deferred financing costs	1,189

Total pro forma interest expense	$4,049

(R)	Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 37.8% for the period ended September 30, 2013. This estimated tax rate is different from Laclede’s effective tax rate for the period ended September 30, 2013, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. Alagasco historically recorded income taxes as a component of operating expenses. Income tax expense of $34.7 million was reclassified to conform to Laclede’s presentation.

4. Earnings per Share

The pro forma earnings per share calculation for The Laclede Group, Inc. (as adjusted) for the year ended September 30, 2013 includes the full impact of the 10.005 million shares issued in Laclede’s May 2013 common stock offering to complete the acquisition of MGE by assuming these shares were outstanding for the entire twelve-month period ended September 30, 2013, resulting in an increase of 6.6 million shares to the weighted average number of shares outstanding on an as adjusted basis.

The pro forma combined earnings per share calculation for the six months ended March 31, 2014 and the twelve months ended September 30, 2013 includes the full impact of the 9.0 million shares issued under these offerings by assuming these shares were outstanding for the entire six-month and twelve-month periods, respectively

5. Alabama Gas Corporation Financial Information for the Three Months Ended December 31, 2013 (Unaudited)

Laclede’s fiscal year ends on September 30 whereas Alagasco’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of Alagasco for the three months ended December 31, 2013 are included in both the Unaudited Pro Forma Combined Condensed Statements of Income for the fiscal year ended September 30, 2013 and the six months ended March 31, 2014. Additional financial information about Alagasco’s results for the three months ended December 31, 2013 is presented below. There were no unusual charges or adjustments recorded by Alagasco during this period.

(Thousands)
Operating revenues	$142,771
Operating income	34,800
Net income	19,842